Exhibit 10.34

MACROMEDIA, INC.

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made and entered into as of this          day of                      between Macromedia, Inc., a Delaware corporation (the “Company”) and                      (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, Indemnitee is a director or officer of the Company and provides valuable services in such capacity for the Company;

WHEREAS, the Company’s Bylaws (the “Bylaws”) provide for the indemnification of the directors and officers of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their nonexclusive nature, permit contracts between the Company and its directors and officers with respect to indemnification of such directors and officers;

WHEREAS, as a result of recent developments affecting the terms, scope, and availability of directors’ and officers’ liability insurance, there exists general uncertainty as to the extent of protection which may be afforded the Company’s directors and officers by such insurance and by statutory and bylaw indemnification provisions; and

WHEREAS, in order to induce Indemnitee to continue to serve as a director or officer of the Company, the Company has determined and agreed to enter into this agreement with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director or officer after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of the Code as it is presently constituted and as it may be amended from time to time; provided, however, that the Company shall indemnify Indemnitee in connection with an action, suit, or proceeding initiated by Indemnitee (other than an action referred to in Section 8.B hereof) only if such action, suit, or proceeding was authorized by the Company’s Board of Directors.

Indemnification Agreement	1	6/13/2005

2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee:

A. Against any and all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company) to which Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was, or at any time becomes a director, officer, employee, or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

B. Otherwise to the full extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of the Code.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

A. On account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statutory law;

B. On account of conduct by Indemnitee which is finally adjudged to have been in bad faith or conduct that Indemnitee did not reasonably believe to be in, or not opposed to, the best interests of the Company;

C. On account of any criminal action or proceeding arising out of conduct that Indemnitee had reasonable cause to believe was unlawful; or

D. If a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

4. Contribution. If the indemnification provided in Sections 1 or 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (A), (B), and (C) of Section 3 hereof, then in respect of any threatened, pending, or completed action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company shall contribute to the amount of expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit, or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts.

Indemnification Agreement	2	6/13/2005

5. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit, or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof. Indemnitee shall also provide to the Company such information and cooperation as the Company may reasonably require to assist in the defense of such action, suit, or proceeding. With respect to any such action, suit, or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

A. The Company will be entitled to participate therein at its own expense.

B. Except as otherwise provided below, to the extent that it may wish, the Company shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee and the Company shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of such counsel of Indemnitee shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Company.

C. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

Indemnification Agreement	3	6/13/2005

7. Advancement and Repayment of Expenses.

A. In the event that Indemnitee employs his or her own counsel pursuant to Section 6(B)(i), (ii), or (iii) above, the Company shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit, or proceeding, whether civil, criminal, administrative, or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit, or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses.

B. Indemnitee agrees and undertakes that Indemnitee will reimburse the Company for all expenses paid by the Company to Indemnitee pursuant to Section 7(A) hereof in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled, under the provisions of the Code, the Bylaws, this Agreement, or otherwise, to be indemnified by the Company for such expenses.

8. Enforcement.

A. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

B. In the event Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action.

9. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any majority-in-interest vote of stockholders or disinterested directors, the Code, or otherwise, both as to action in Indemnitee’s official capacity or position, and as to action in another capacity or position while holding such office or other position. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in such capacity at the time of any action, suit, or other covered proceeding.

10. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

11. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Indemnitee and the Company, and their successors and assigns.

Indemnification Agreement	4	6/13/2005

13. Amendment and Termination. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the fifth business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

MACROMEDIA, INC.

By:
Name:	Elizabeth A. Nelson
Title:	Chief Financial Officer, Office of the President

Address:	601 Townsend Street
San Francisco, CA 94103

By:
[Insert name], Indemnitee
Address:

Indemnification Agreement	5	6/13/2005